As filed with the Securities and Exchange Commission on June 16, 2000
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SILVER KING RESOURCES, INC.
        (Exact name of small business Issuer as specified in its charter)

                  Delaware                                    65-0884085                                     6770
      (State or other jurisdiction of          (I.R.S. Employer Identification Number)           (Primary Standard Industrial
       incorporation or organization)                                                             Classification Code Number)

                                20 Corporate Park
                                    Suite 110
                            Irvine, California 92606
                                 (949) 756-8181
          (Address and telephone number of principal executive offices)

                                 Mr. Larry Mayle
                                20 Corporate Park
                                    Suite 110
                            Irvine, California 92606
                                 (949) 756-8181
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                         Sichenzia Ross & Friedman, LLP
                              135 West 50th Street
                            New York, New York 10022
                          Telephone No.: (212) 664-1200
                          Facsimile No.: (212) 664-7329

                Approximate date of proposed sale to the public:

      From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed           Proposed
                                                                        Maximum            Maximum
           Title of Each                                               Offering           Aggregate          Amount of
         Class of Securities                      Amount to be         Price Per          Offering         Registration
          to be Registered                         Registered          Share (1)            Price               Fee
          ----------------                         ----------          ---------            -----               ---

Common Stock, $.0001 par value                       5,170,449         $3.125           $16,157,653             $4,266


----------------------------

1.  Based upon bid price of the common stock on June 14, 2000.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           SILVER KING RESOURCES, INC.

                              Cross Reference Sheet

                               Form SB-2 Item Number and Caption                                       Captions In Prospectus

 1.      Front of Registration Statement and Outside Front Cover of Prospectus                   Cover Page

 2.      Inside Front and Outside Back Cover Pages of Prospectus                                 Cover Page, Inside Cover Page,
                                                                                                 Outside Back Page

 3.      Summary Information and Risk Factors                                                    Prospectus Summary, Risk Factors

 4.      Use of Proceeds                                                                         Use of Proceeds

 5.      Determination of Offering Price                                                         Cover Page, Risk Factors

 6.      Dilution                                                                                Not Applicable

 7.      Selling Securityholders                                                                 Selling Securityholders, Plan of
                                                                                                 Distribution

 8.      Plan of Distribution                                                                    Prospectus Summary,
                                                                                                 Selling Securityholders

 9.      Legal Proceedings                                                                       Business

10.      Directors, Executive Officers, Promoters and Control Persons                            Management, Principal Stockholders

11.      Security Ownership of Certain Beneficial Owners and Management                          Principal Stockholders

12.      Description of Securities                                                               Description of Securities

13.      Interest of Named Experts and Counsel                                                   Legal Matters

14.      Disclosure of Commission Position on Indemnification for Securities Act Liabilities     Management

15.      Organization Within Last Five Years                                                     Not Applicable

16.      Description of Business                                                                 Prospectus Summary, Business

17.      Management's Discussion and Analysis or Plan of Operation                               Management's Discussion and
                                                                                                 Analysis of Financial Condition
                                                                                                 and Results from Operations

18.      Description of Property                                                                 Business

19.      Certain Relationships and Related Transactions                                          Certain Transactions


20.      Market for Common Equity and Related Shareholder Matters                                Front Cover Page, Description of
                                                                                                 Securities

21.      Executive Compensation                                                                  Management

22.      Financial Statements                                                                    Financial Statements

23.      Changes in and Disagreements with Accounts on Accounting and Financial
         Disclosure                                                                              Not Applicable

                   SUBJECT TO COMPLETION, DATED JUNE 16, 2000

                           SILVER KING RESOURCES, INC.

                        5,170,449 shares of common stock

Silver King Resources, Inc.:      o Our principal executive offices are located at Silver King Resources,
                                  Inc., 20 Corporate Park, Suite 110, Irvine, California 92606, and our
                                  telephone number is (949) 756-8181.

                                  o Over the Counter Electronic Bulletin Board Market Symbol:  SVKG

The Offering:                     o All of the shares of common stock being sold are offered by selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders. However, we will receive the sale price of any common stock that we sell pursuant to common stock purchase warrants described in this prospectus.

                                  o A total of 5,170,449 shares of our common stock are being offered.

                                  o The selling  stockholders  may sell all or any portion of the shares in this  offering  in one or more  transactions  by a variety  of  methods, including  through the Over The  Counter  Bulletin  Board or in  negotiated transactions.  The selling stockholders will determine the selling price of the  shares.  The selling  stockholders  will also pay any broker or dealer commission, fee or other compensation or underwriter discount.


     YOUR INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 6.

                               ------------------

     Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or Determined IF this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

                   The date of this Prospectus is June , 2000

                               PROSPECTUS SUMMARY

                           Silver King Resources, Inc.

            All information contained in this prospectus except in the financial statements assumes the effect of a one-for-25 reverse stock split of our common stock which will become effective in July, 2000.

         Silver King Resources, Inc. is a holding company for our wholly-owned subsidiary, eNexi Inc. We originally formed Silver King to identify private business opportunities that would capitalize on our status as a public corporation. From early 1999 until March 2000, we conducted initial stage exploration of silver-producing properties in Mexico. On May 19, 2000, we acquired eNexi, a company that provides internet-related services. As a result of our change in business operations, we intend to change our name to eNexi Holdings, Inc. to reflect our new business plan.


         eNexi Inc. is an Internet service provider and intermediary for online advertising and marketing. Through eNexi, we provide free email accounts through a web-based email system, www.dollars4mail.com. In order to become a subscriber to the system, each applicant must provide detailed information about his or her demographics and interest. We expect to make these aggregated data available to online advertisers in the future to enable them to target specific groups within the dollars4mail subscriber base depending on demographics, interests or both. The advertisers pay eNexi based on the number of times the advertisements appear on the users' screens or the number of times users click on the advertisement to view an advertiser's web site. In turn, eNexi shares its advertising revenue with its dollars4mail subscribers, who receive cash compensation for referrals to the dollars4mail system and for visits they and their referrals make to the websites of advertisers on the system.

         Through eNexi's VirtuallyFreeInternet.com division, we provide analog Internet access to its subscribers for a monthly fee. Subscribers to VirtuallyFreeInternet.com can earn cash compensation for referrals to the Internet access service. VirtuallyFreeInternet.com and dollars4mail.com are supported by eNexi's patent-pending proprietary software that permits fully automated online sign-up, authentication of subscribers, automated credit card billing and processing of multi-tiered referral compensation. The Company is currently seeking a purchaser of its subscribers for this system.


                                  The Offering

                  In connection with our purchase and merger with eNexi Inc., we issued to the principal stockholders of eNexi 6,000,000 shares of our series A convertible preferred stock. We agreed with the principal stockholders to register such shares within 120 days of the merger. We agreed to pay all the costs incurred in registering the shares while the stockholders agreed to pay all the costs incurred in selling their shares. As a result, we will receive no proceeds from the sale of these shares of common stock by the selling stockholders.

         The selling stockholders may sell all or any portion of the shares in this offering in one or more transactions by a variety of methods, including through the Over the Counter Electronic Bulletin Board or in negotiated private transactions. The selling stockholders will determine the selling price of their shares.

Shares Outstanding...................  We are authorized to issue 50,000,000 shares of common stock and 15,000,000 shares of preferred stock, which may be issued in one or more series.  As of
                                       June 1, 2000, there were 1,723,000 shares of common stock issued and outstanding, 6,000,000 shares of series A convertible preferred stock issued and outstanding, and 2,009,864 shares of series B convertible preferred stock issued and outstanding.  The 8,009,864 shares of preferred stock will convert into 8,009,864 shares of common stock upon the effectiveness of the one-for-25 reverse stock split.


Use of Proceeds....................... We will not receive any proceeds from the sale of the common stock offered by the prospectus

Trading Symbol.....................    Our common stock trades on the Nasdaq Over the Counter Electronic Bulletinunder
                                       the symbol SVKG.


Forward-Looking                        This prospectus contains forward-looking statements that address, among other
Statements..........................   things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions.
                                       We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

                          SUMMARY FINANCIAL INFORMATION

         The following summary of financial information should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

                            SUMMARY OF FINANCIAL DATA

                                                                From inception through                  Three months ended
                                                                  December 31, 1999                       March 31, 2000
                                                        ---------------------------------------  ---------------------------------
Statement of Income and Expense

Net revenues                                        $                          27,192         $                      96,372
                                                        ---------------------------------------  ---------------------------------

Operating costs and expense:
   Cost of recurring revenues                                                  98,626                                48,367
   Sales and marketing                                                        310,480                               242,913
   General and administrative                                              1,098,927                                388,158
   Depreciation                                                                22,846                                10,238
                                                        ---------------------------------------  ---------------------------------
        Total operating costs and expenses                                 1,530,879                                689,676

                                                        ---------------------------------------  ---------------------------------
Loss from operations                                                      (1,503,687)                              (593,304)

Other income (expense)
   Interest expense                                                             (9,141)                               (6,073)
   Interest income                                                             17,285                                12,982
   Other expense                                                                      -                               (1,678)
                                                        ---------------------------------------  ---------------------------------

   Loss before provision for income taxes                                 (1,495,543)                              (588,073)
                                                        ---------------------------------------  ---------------------------------

   Provision for income taxes                                                         -                                     -
                                                        ---------------------------------------  ---------------------------------

                     Net loss                       $                     (1,495,543)         $                    (588,073)
                                                        =======================================  =================================

Net income (loss) per common share:
   Basic                                                                        (2.825)                               (0.561)
Weighted average common shares outstanding:
   Basic                                                                      529,460                            1,048,868
Supplemental Data:
Depreciation                                        $                          22,846         $                      10,238
Capital expenditures                                                         (203,875)                                (3,394)
                                                        ---------------------------------------  ---------------------------------

                                                                                     March 31, 2000

                                                        --------------------------------------------------------------------------
                                                                        Actual                               Pro Forma
                                                                                                           As Adjusted (1)

                                                        --------------------------------------------------------------------------

Balance Sheet Data

Cash and cash equivalents                           $                         630,475          $                 5,369,926
Total assets                                                                  907,272                            5,646,723
Total liabilities                                                             565,368                              711,667
Total stockholders' equity                                                    341,904                            4,935,056

(1) Assumes the issuance of 6,000,000 shares of series A convertible preferred stock and 2,009,864 shares of series B convertible preferred stock as if the reverse merger and issuance of shares took place at March 31, 2000. No effect was given for the registration and sale of stock since none of the proceeds will be received by us.

                                  RISK FACTORS

         Prospective investors should carefully consider the following factors, in addition to the other information contained in this prospectus, in connection with investments in the securities offered hereby. This prospectus contains certain forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. An investment in the securities offered hereby involves a high degree of risk.

         Limited Operating History. Due to the absence of an established operating history, there is material uncertainty concerning our ability to operate successfully. We are subject to all risks inherent in a developing business enterprise. A limited operating history makes it difficult for subscribers to evaluate the services provided and for businesses to assess the targeted audience's response to the advertisements delivered to our subscribers. The likelihood of our success must be considered in light of the problems, expenses and difficulties frequently encountered by a new business in general and those specific to the information technology sector, such as the competitive and rapidly changing environment in which we will operate.

         Recently Discontinued Operations. Prior to the recent merger, we were engaged in the exploration of potential silver-producing properties. This operation produced net losses of approximately $758,704 during the year ended December 31, 1999. Furthermore, when additional results of exploration proved disappointing our management elected to suspend those activities and through the write-off of all mineral resource assets, accounted for its former business as a discontinued operation. We can give no assurance that our newly acquired business will be more successful.

         Net Operating Losses. For its fiscal year ended December 31, 1999 and quarter ended March 31, 2000, eNexi incurred net losses of $1,495,543 and 588,073, respectively. We expect to continue to incur operating losses since we have not yet built a significant subscriber and advertiser revenue base. This may continue until we reach a greater level of maturity. It is possible that our revenues may never exceed expenses. If operating losses continue beyond the short term, our operations will be in jeopardy.


         Underdeveloped Subscriber and Advertiser Base. We expect to continue to derive substantially all of our revenues from the sale of online advertisements. (We also derive a modest amount of income from subscription fees for Internet access with email accounts, although we anticipate selling this part of our business.). Advertisers pay us for the number of advertisements displayed, for the number of times subscribers click on advertisements or based on other criteria, such as the amount of purchases made by subscribers. We do not have a broad subscriber or advertiser base due to the early stages of our development. If we cannot build a wide subscriber base, retailers will be less inclined to advertise on our dollars4mail system, or will not be willing to pay higher advertising rates. Furthermore, we may not be able to attract paying subscribers to VirtuallyFreeInternet.com. In light of these factors, we may not generate sufficient advertising or other revenues to reach profitability.


         Inability to Successfully Integrate Potential Acquisitions May Adversely Affect Our Operating Results. Our success will depend to a great extent on our ability to integrate the operations and management of the businesses that we have acquired and businesses that we may acquire in the future. Consolidating acquired businesses and integrating regional operations may take a significant period of time, will place a significant strain on our resources and could prove to be more expensive than expected. We may increase expenditures to accelerate the integration and consolidation of our acquired operations, but we cannot guarantee this result nor can we assure investors that our resources will be sufficient to successfully implement our expansion program.

         Lack of Long-Term Contractual Arrangements. We do not have contractual arrangements with many of our customers. Our relationships with customers is based upon course of dealing and can be terminated at any time. The agreements which we do have with some of our customers may generally be terminated by the customer on short notice. We cannot be sure that any of our customers will continue to do business with us. The loss of significant customers would have a material adverse effect on our business, financial condition and results of operations.

         Limited Trading of the Our Common Stock; Possible Volatility of Stock Prices. The public trading market for shares of our common stock recently commenced on the OTC Bulletin Board; however trading has been extremely limited. There can be no assurances that a regular trading market for the common stock will develop, and if it develops, whether it can be sustained. By its very nature, trading on the OTC Bulletin Board provides only limited market liquidity. The trading market for the shares may be adversely effected by the subsequent influx into the market of shares offered pursuant to this prospectus. Although it is impossible to predict market influences and prospective values for securities, it is possible that, in and of itself, the substantial increase in the number of shares available for public sale could have a depressive effect on the market. Until a trading market develops, if at all, the market price for our common stock is likely to be volatile, and factors such as success or lack thereof in accomplishing our business objectives may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capitalization companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock.

         Possible Limitations upon Trading Activities; Restrictions Imposed upon Broker-Dealers Effecting Transactions in Certain Securities. The Securities and Exchange Commission has adopted regulations imposing limitations upon the manner in which certain low priced securities (referred to as a "penny stock") are publicly traded. Under these regulations, a penny stock is defined as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq National Market System or SmallCap Market and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Also, under these regulations, certain broker/dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         Our common stock presently constitutes a "penny stock," accordingly, trading activities for our common stock will be made more difficult for broker-dealers than in the case of securities not defined as "penny stocks." This may have the result of depressing the market for our securities and an investor may find it difficult to dispose of such securities.

         Dependence on Key Personnel; Need for Additional Personnel. Our future success depends on the continuing services of Larry Mayle, our Chief Executive Officer, and Dr. Roger LeRoy Miller, our President. The loss of either of Messrs. Mayle or Miller could have a material adverse effect on our business or operations. Moreover, as we grow, additional personnel will be required. We believe that the market for qualified personnel in its industry is highly competitive. There is no assurance that we will be successful in attracting and retaining key personnel with the skills and expertise necessary to manage our business.

         Competition. The markets in which we operate are highly competitive. Many of our competitors have greater financial resources, longer operating histories, greater technical capabilities, and greater name recognition than we do. Our failure to compete effectively would have a material adverse effect on our business, operating results, and financial condition.

         No Assurance of Market Acceptance. Our future success and competitive position depends upon the continued market acceptance of our current products and market acceptance of our new products in development. There can be no assurance that our products will continue to be accepted in the market.

         Absence of Dividends. We have not paid or declared any cash dividends with respect to the common stock, and we do not intend to declare any cash dividends to holders of the common stock in the foreseeable future. The payment of future dividends, if any, to holders of the common stock is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There can be no assurance that any dividends will ever be paid to holders of common stock. There are certain circumstances under which our credit facility may prohibit the payment of dividends.

         Spamming. We rely heavily on subscriber referrals to add to its subscriber base. This referral program could motivate subscribers to send unsolicited bulk e-mails, or spam, in order to encourage other computer users to subscribe to our online communities. Since it is difficult for us to monitor the use of e-mail by subscribers soliciting referrals, spamming may result and damage our reputation or result in violation of legislation restricting spamming. While we have instituted an anti-spam policy, there can be no assurances that significant spamming will not occur, or that if it does, that it may have an adverse effect on our business.

         Indemnification of Directors and Officers. Our certificate of incorporation and bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law which eliminates or limits the personal liability of a Director to us or our stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the Delaware law is amended to authorize corporate action further eliminating or limiting personal liability of Directors, the certificate of incorporation provides that the liability of our Directors shall be eliminated or limited to the fullest extent permitted by the Delaware law. Our certificate of incorporation and bylaws also provide that we shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a Director, officer, employee or agent of ours, or is or was serving at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with a proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to our best interests, in accordance with, and to the full extent permitted by the Delaware law. The determination of whether indemnification is proper under the circumstances, unless made by the court, shall be determined by our Board of Directors.

         Acquisition Strategy Risks. We may consider acquisitions that would complement or expand our business. In attempting to make any such acquisitions, we may compete with other potential acquirers with greater financial and operational resources than us. Also, the process of evaluating, negotiating, financing and integrating acquisitions may divert management's time and resources or cause us to incur disruptions or unexpected expenses. Although we currently have no definite plans to do so, we may issue additional shares to acquire the stock or assets of another business, which could substantially dilute our stock and reduce its value. Finally, we cannot be sure that any acquisition, when consummated, will not materially adversely affect our business, results of operations or financial condition.

         Need for Additional Financing. We may not have sufficient capital resources to develop and implement our business plan. Therefore, our ultimate success may depend upon our ability to raise additional capital. We have not investigated the current availability, sources or terms of acquiring additional capital, and the Board of Directors will not in all likelihood do so until it has determined a need for such additional capital. If additional capital is needed, there is no assurance that such capital will be available from any source or, if available, made or proposed on terms which are acceptable to us. If such capital is not available, it will be necessary for us to limit our operations to those that can be financed with existing financial resources.


         Risks Associated with Intellectual Property. Our future success and competitive position depends in part upon our ability to obtain and maintain certain proprietary technology used in our principal products, and we rely in part on patent, trade secret, trademark and copyright law to protect that technology. Some of the technology is not covered by any patent or patent application, and there can be no assurance that our patent application we filed will not be invalidated, circumvented, challenged or licensed to others, that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to our technology, duplicate our technology or design around the patents owned or licensed by us. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. There can be no assurance that steps taken by us to protect our technology will prevent misappropriation of such technology.

         The internet service provider industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, which have resulted in significant and often protracted and expensive litigation. There is no intellectual property litigation currently pending against us; however, we may from time to time be notified of claims that we may be infringing patents or other intellectual property rights owned by other third parties. If it is necessary or desirable, we may seek licenses under such patents or intellectual property rights. However, there can be no assurance that licenses will be offered or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for technology used by us could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or the use by us of processes requiring the technology. Litigation could result in significant expense to us, adversely affecting sales of the challenged product or technology and diverting the efforts of our technical and management personnel, whether or not such litigation is determined in favor of us. In the event of an adverse result in any such litigation, we could be required to pay substantial damages, cease the manufacture, use, sale or importation of infringing products, expend significant resources to develop or acquire non-infringing technology, discontinue the use of certain processes or obtain licenses to the infringing technology. There can be no assurance that we would be successful in such development or acquisition or that such licenses would be available under reasonable terms and any such development, acquisition or license could require expenditures by us of substantial time and other resources.


         Effects of Competition on Pricing; Unanticipated Competing Products. The advertising-enabled portal business is highly competitive. There are numerous competitors, some of which have substantially greater financial resources than we do. New competitors may enter the business, some of which may offer a more attractive deal for Web surfers, thereby taking away business from us. Advertisers may no longer wish to deal with us if the subscriber base for our dollars4mail.com system does not grow rapidly or if our subscribers do no use our system. In addition,the internet service provider industry is highly competitive. Competition is based on price, product performance, quality, reliability and customer service. The gross profit margins realizable in our markets can differ across regions, depending on the economic strength of end-product markets in those regions. In addition, even in strong markets price pressures may emerge as competitors attempt to increase market share by lowering prices on those products. Competition in the various markets served by us comes from companies of various sizes, many of which are larger and have greater financial and other resources than we do and thus can better withstand adverse economic or market conditions than we can. In addition, companies not currently in direct competition with us may introduce competing products in the future.


         Control by Existing Stockholders; Anti-Takeover Effects. Our executive officers, directors and other principal shareholders, in the aggregate, beneficially own approximately 61% of our outstanding shares of common stock. The voting power of these stockholders, under certain circumstances, could have the effect of delaying or preventing a change in control of us. Further, the holders of our shares of common stock are not entitled to accumulate their votes. Accordingly, the holders of a majority of the shares of common stock present at a meeting of stockholders will be able to elect all of our Directors and the minority stockholders will not be able to elect a representative to our Board of Directors.

                                 USE OF PROCEEDS

         Because this prospectus is solely for the purpose of permitting the selling stockholders to offer and sell shares, we will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. We have, however, previously received proceeds from the original issuance of the shares covered by this prospectus.

                         DETERMINATION OF OFFERING PRICE

         This offering is solely for the purpose of allowing selling stockholders to sell shares. The selling stockholders may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the selling stockholders will determine the price for their shares.

                                    DIVIDENDS

         To date, we have paid no dividends on any shares of common stock and our Board of Directors has no present intention of paying any dividends on the common stock in the foreseeable future. The payment by us of dividends on the common stock in the future, if any, rests solely within the discretion of the Board of Directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.

                              MARKET FOR SECURITIES


         The high and low bid (price which a market maker is willing to pay for a share of common stock) and offered (price at which a market maker will sell a share of common stock) quotations for the common stock, as reported by brokerage firms listed on the specified dates by the OTC Bulletin Board as making markets in our securities are listed in the following chart. These quotations are between dealers, do not include retail mark-ups, markdowns or other fees and commissions, and may not represent actual transactions. (These quotations are all given on a pre-reverse-split basis)


     Date                             Low Bid Price         High Bid Price

     1st Quarter - 1998                     *                     *
     2nd Quarter - 1998                     *                     *
     3rd Quarter - 1998                     *                     *
     4th Quarter - 1998                     *                     *

     1st Quarter - 1999                     $0.1875             $2.75
     2nd Quarter - 1999                     $0.3125             $6.00
     3rd Quarter - 1999                     $2.00               $5.00
     4th Quarter - 1999                     $2.00               $4.00

     1st Quarter - 2000                     $0.01               $0.07
     2nd Quarter - 2000                     $0.04               $1.00

     *  No bids or trades reported

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Overview

         We are an Internet company that provides advertisers with an online audience of targeted consumers. Through our flagship vehicle, dollars4mail.com, we offer our subscribers free web-based e-mail accounts, games, chat, casino-type activities, cash rebates for e-commerce purchases, and rewards for signing up for online programs. Our subscribers share revenue derived from the use of these services as well as from the activities of their referrals. We plan to add as many revenue-generating services as practical with the intention of maximizing the value to our advertisers. Through dollars4mail.com, we have also created a unique application hosting service for advertisers, advertising agencies, medium- and large-company marketing departments, and media companies. Our goal is to match advertisers' marketing messages with the widest audience of targeted consumers. This will be accomplished through the mining of the opt-in email list that is being created through this vehicle. Advertisers are able to target an audience with great precision and to communicate directly with them via email.

         In addition to dollars4mail.com, we operate virtuallyfreeinternet.com, a national Internet service that provides analog Internet service also utilizes revenue sharing and referral-based marketing to increase its subscriber base.

         We are the surviving entity of a merger that occurred on May 19, 2000 pursuant to which eNexi Inc. (formerly known as VirtuallyFreeInternet.com, Inc.) merged with and into Silver King Resources, Inc. Pursuant to the terms of the merger agreement, Silver King Resources, Inc. acquired 100% of the outstanding capital stock of eNexi Inc. for a purchase price consisting of 6,000,000 newly-issued shares of Silver King Resources' series A convertible preferred stock, which are convertible into 6,000,000 shares of Silver King Resources' common stock, or approximately 61% of the outstanding shares of common stock. In addition, as part of the merger, Silver King Resources, Inc. agreed to assume the existing eNexi warrants which, permit the issuance of 1,000,000 shares of common stock at an exercise price of $2.50 per warrant. In conjunction with the merger closing, a private placement offering was completed for 2,009,864 newly issued shares of Silver King Resources' series B convertible preferred stock, and the shares are convertible into an aggregate 2,009,864 shares of common stock. The series B shares were sold at a price of $2.50 per share to accredited investors and raised gross proceeds of $5,024,660. The proceeds of the offering will be used to fund our operations.

Results of Operations

From May 14, 1999 (Inception) to December 31, 1999

         Net revenues; losses. We derived revenues from monthly access fees charged to members of VirtuallyFreeInternet.com. We earned $27,192 in revenues from VirtuallyFreeInternet.com following its launch in September 1999 and incurred operating losses of $1,495,543 from May to December of 1999.

         Cost of revenues. The cost of revenues consist of the cost of connecting members to the Internet, providing email services, points of presence or POP's (dial-up telephone access), commissions earned by our members, and credit card processing fees. We incurred $179,073 in dial-up service expenses in the period.

         Sales and marketing. Sales and marketing costs consist of the cost of Internet advertisements purchased to attract new members to our web sites, new market penetration costs, and public relations costs. Advertising costs were $310,480 in the period.

         Administrative costs. During the period ended December 31, 1999, administrative costs consisted mainly of legal fees, labor and consultant costs required to develop our proprietary software. Labor and consultant costs incurred in the period ended December 31, 1999 were $561,480 collectively.

         Interest expense. Interest expense incurred for the period ended December 31, 1999 amounted to $9,141 and were derived from the notes due to related parties.

For the Three Months Ended March 31, 2000

         Net revenues; losses. We currently derive our revenues from two sources: monthly access fees charged to members of VirtuallyFreeInternet.com and from advertising companies that purchase advertising space on Dollars4mail.com. During the three months ended March 31, 2000, we earned $60,285 in revenues from members of VirtuallyFreeInternet.com and $36,087 in revenues from Dollars4mail.com (the Dollars4mail.com revenues were earned from March 6, 2000, the site launch date, through March 31, 2000). Also, during the three months ended March 31, 2000, we incurred a loss in the amount of $588,073.

         Cost of revenues. The cost of revenues consist of the cost of connecting members to the Internet, providing email services, points of presence or POP's (dial-up telephone access), commissions earned by our members, and credit card processing fees. We paid $71,945 to dial-up service providers in the quarter.

         Sales and marketing. Sales and marketing costs consist of the cost of Internet advertisements purchased to attract new members to our web sites, new market penetration costs, and public relations costs. Advertising expenditures for the quarter ended March 31, 2000 were $186,000.

         Administrative costs. During the three months ended March 31, 2000, administrative costs increased on average due to the increase in our labor force. We expanded our number of employees by approximately 50% in the period while other costs remained relatively consistent. Labor costs for the quarter ended March 31, 2000 were $226,964.

         Interest expense. Interest expense for the three months ended March 31, 2000 amounted to $6,073 and were derived from the notes due to related parties.

Liquidity and Capital Resources

         As of March 31, 2000, we had cash and cash equivalents of $630,475 and receivables of $36,913. The increase in accounts receivable is due to the addition of sales from advertising companies whose payment terms range from 30 to 90 days.

         On May 19, 2000, we received $5,024,660 in gross proceeds from a private placement of its securities completed in conjunction with the closing of the eNexi merger. In exchange for the proceeds, we sold 2,009,864 shares of series B convertible preferred stock for a price of $2.50 per share. The Company currently has a working capital deficit from operations and the proceeds from the private placement will be used to fund its operations.

                                    BUSINESS

History

         We originally incorporated under the laws of the State of Florida under the name Arngre, Inc. On June 24, 1999, we merged with and into Silver King Resources (Delaware), Inc., a newly-formed Delaware corporation. Silver King (Delaware), Inc., the surviving corporation of the merger, was formed for the purpose of the merger and had no prior operating history. Immediately after the completion of the merger, we changed our name to Silver King Resources, Inc.


     On May 19, 2000, Silver King Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of us, merged with and into eNexi Inc., a Delaware corporation. eNexi Inc., as the surviving entity after the merger, is a wholly owned subsidiary of us. We anticipate changing our name in the near future to eNexi Holdings, Inc. to reflect the change in our business plan.


Overview

        Recent Change of Business


        Until recently, we were an exploration stage mineral resource holding company. From inception through 1998, we were inactive, having been formed to identify private business opportunities that would capitalize on our status as a public corporation. Commencing in early 1999, we began operations as an exploration-stage mineral resource holding company operating through its Mexican subsidiary, International Capri Resources, S.A. de C.V., a joint venture in which we owned a 60% interest. During 1999, the Mexican subsidiary conducted initial stage exploration of silver-producing properties in Zacualpan, Mexico. Because recent geologic results at the Zacualpan project indicated concentration of potential mineral deposits less than the amounts expected by management, we elected to temporarily suspend any further exploration activities and explore other business opportunities. Toward that end, on March 21, 2000, we entered into an Agreement and Plan of Merger with eNexi Inc., a company that provides Internet-related services. Pursuant to the terms of the merger Agreement, Silver King Acquisition, Inc., a newly formed Delaware corporation and wholly owned subsidiary of us, merged with and into eNexi. As the surviving entity of the merger, eNexi is a wholly owned subsidiary of us. Since the completion of the merger on May 19, 2000, we discontinued all mining operations in full and are attempting to divest our interest in the Zacualpan through a sale or liquidation event.


         Pursuant to the terms of the merger agreement, we acquired 100% of the outstanding capital stock of eNexi for a purchase price consisting of 6,000,000 newly-issued shares of our series A convertible preferred stock, which will automatically convert into 6,000,000 shares of our common stock upon the reverse stock split, or approximately 61% of the outstanding shares of common stock. In addition, as part of the merger, we agreed to assume existing eNexi warrants which permit the issuance of 1,000,000 shares of common stock at an exercise price of $2.50 per warrant. Concurrently with the closing of the merger, we completed the private placement sale of 2,009,864 shares of series B convertible preferred stock which will automatically convert into an aggregate 2,009,864 shares of common stock upon the reverse stock split. We received approximately $5,024,660 of gross proceeds from the offering which will be used to fund our operations.

         eNexi


         eNexi was incorporated in Delaware in May 1999. It is an Internet service provider (ISP) and intermediary for online advertising and marketing. Through eNexi, we provide free email accounts through a Web-based email system, www.dollars4mail.com. In order to become a subscriber to the system, each applicant must provide detailed information about his or her demographics and interest. We expect to make these data available to online advertisers in the future to enable them to target specific groups within the dollars4mail subscriber base depending on demographics, interests or both. The advertisers pay eNexi based on the number of times the advertisements appear on the users' screens or the number of times the users click on the advertisements to view an advertiser's web site. In turn, we share our advertising revenue with the dollars4mail subscribers, who receive cash compensation for referrals to the dollars4mail system and for visits they and their referrals make to the websites of advertisers on the system. Through our VirtuallyFreeInternet.com division, we provide analog Internet access to our subscribers for a monthly fee. Subscribers to VirtuallyFreeInternet.com can earn cash compensation for referrals to the Internet access service. VirtuallyFreeInternet.com and dollars4mail.com are supported by eNexi's patent-pending proprietary software that permits fully automated online sign-up, authentication of subscribers, automated credit card billing and processing of multi-tiered referral compensation.


         Internet Service Provider Operations


         Through  eNexi,   we  provide  analog   Internet   access  through  our
VirtuallyFreeInternet.com division, and act as an Internet-based intermediary for businesses to reach target audiences by means of online advertising through our dollars4mail.com email system. Through VirtuallyFreeInternet.com, we deliver co-branded and private-branded Internet access in 49 states for a monthly fee, which is currently $15. Although there are currently only 1,500 subscribers to VirtuallyFreeInternet, we hope to increase our subscriber bases by paying cash rewards for referrals to VirtuallyFreeInternet's Internet access services. We also co-brand VirtuallyFreeInternet with existing online communities to increase our subscriber base. Under a co-branding arrangement, eNexi and its partnering online community link their websites together so that a visitor to one will be more likely to visit the other. To accomplish this, the partnering online community places a link on its portal to VirtuallyFreeInternet's site, uploads a VirtuallyFreeInternet graphic to its website, or delivers email newsletters to its members with links to VirtuallyFreeInternet. In exchange, we place a link on our portal to the co-branding partner's site or pay our partner cash compensation for subscribers to VirtuallyFreeInternet who reached the site through the partner's link. To facilitate VirtuallyFreeInternet and other applications, we have developed patent-pending software with the capability to allow automated customer sign-up, authenticate the identification of subscribers, referral compensation calculation and management and automated periodic credit card billing. We are currently in the process of soliciting a buyer for our subscribers in order to focus exclusively on our dollars4mail.com program.


         Advertiser Support


         We also utilize our proprietary software system to operate www.dollars4mail.com, an online community that offers its subscribers free email accounts and cash payments for viewing online advertisements and purchasing products and services from online advertisers. This system is used as a vehicle to offer advertisers a method of presenting ads to potential customers in the context of us sharing the resultant ad revenues with our dollars4mail.com subscribers. We are paid on a per-click basis and sometimes on a cost-per-thousand (CPM) basis for all such advertising viewed by our subscribers. This system commenced operations in mid March 2000 and now has over 100,000 subscribers.


         As our subscriber base grows, the dollars4mail program will become more valuable to advertisers. When subscribing to the program, a user must voluntarily complete a detailed information form about interests and socio-economic status. This information allows our advertisers to target specific audiences for better response rates. Our patent-pending proprietary software is compatible with the program, including the multi-tiered compensation aspect for each dollars4mail.com subscriber.


         The dollars4mail.com program is marketed in a variety of way, all on the Web. In some situations, we pay for banner ads on a cost per thousand impression (CPM) basis, and sometimes on a cost per click (CPC) basis. In other situations we pay a flat fee for an active subscriber sign-up, but always through Web advertising only. In addition, our model pays referral payments to members who bring in other members who earn cash from our system. No one is ever paid anything just for bringing new subscribers, though. In effect, we use viral marketing for a growing part of our subscriber acquisition to dollars4mail.com. There are many competitors that offer some of our products on their sites. Indeed, there are hundreds of advertising-enabled portals offering Web surfers the chance to make money on the Web. One of the biggest is AllAdvantage.com, which offers members payments to view ads in an adbar that is active while they surf the Web. We do not offer such a product, but the principle is the same: sharing advertising revenues with users of the system. Spree.com is a company that offers cash rebates to members. We do the same. Spedia.com offers, among other things, an adbar similar to what AllAdvantage.com offers, and in addition pays people for signing up with other programs. We offer a similar product on our site. There are other sites that offer members payments to send out jokes, to send out e-mails, etc. Many competitors have greater resources that we do and may create methods to acquire subscribers at a faster rate than we can.


Properties

         We currently rent approximately 2,000 square feet of office space for our corporate headquarters in Irvine, California for $4,255 per month. We also lease space from Exodus Communications, Inc. at its Internet Data Center in Irvine, California for $9,615 per month. Our servers and hardware are located at the Internet Data Center.

Employees


         As of June 1, 2000, we had 20 full-time employees. None of our employees are currently covered by collective bargaining agreements. We believe that relations with our employees are good.


Legal Proceedings

         We are not currently involved in any material litigation or legal proceedings and is not aware of any potentially material litigation or proceeding threatened against us.

                                   MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

          Name                                       Age         Position

          Larry Mayle                                 57         Co-Chairman, Chief Executive Officer and

          Dr. Roger LeRoy Miller                      57         Co-Chairman, President and Director

          Michael Ames                                39         Chief Financial Officer and Director


     Set forth below is a brief background of our executive officers and directors, based on information supplied by them.

     Larry Mayle co-founded eNexi and has served as its Co-Chairman and Chief Executive Officer since its formation in May 1999. During the five years prior to co-founding eNexi, Mr. Mayle owned and managed Rally Chevrolet and other General Motors' dealerships in Southern California, where he developed automated management systems for the operation of his dealerships. Mr. Mayle holds a Bachelor of Science degree from the University of Southern California.

     Dr. Roger LeRoy Miller co-founded eNexi and has served as its Co-Chairman and President since its formation in May 1999. During the five years prior to founding eNexi, Dr. Miller owned and managed Unicor, Inc., a Florida corporation that provides manuscripts and marketing materials for college textbooks in economics, business law and political science. Through Unicor, Dr. Miller developed interactive CD-ROM and Web-based educational systems for several publishers, including HarperCollins, West and McGraw-Hill. Dr. Miller holds a Ph.D. in economics and business from the University of Chicago and a Bachelor of Arts degree in economics from the University of California at Berkeley.

     Michael Ames has served as Chief Financial Officer and Director of eNexi since June 1999. From 1998 to June 1999, Mr. Ames served as the Vice President/Controller of Systems Management Specialists, Inc., a technology outsourcing company based in Santa Ana, California. From 1990 to 1998, Mr. Ames ran his own financial consulting business. Mr. Ames received a Bachelor of Science in Accounting and Management Information Systems from California State University, Fullerton, in 1985. He is a Certified Public Accountant in the State of California.


     Each of the foregoing officers and Directors were appointed as our Directors on May 19, 2000.


     Our Directors hold office until the next annual meeting of our stockholders and until their successors have been elected and duly qualified. Executive officers are elected by the Board of Directors annually and serve at the discretion of the Board.

                            Compensation of Directors

     Directors will receive no salary for their services and no fee for their participation in meetings, although all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board.

                             Executive Compensation


     Larry Mayle and Roger  Miller  received no  compensation  in the year 1999.


                             Employment Arrangements


     We entered into one year employment agreements with Messrs. Mayle and Miller providing annual salaries of $180,000 and $120,000 respectively, and other customary benefits and provisions.



                           Employee Stock Option Plan

     Our Board of Directors recently adopted the 2000 Employee Stock Option Plan. Under the 2000 plan, 1,500,000 shares of common stock have been authorized for issuance as Incentive Stock Options or Non-Incentive Stock Options. The 2000 plan anticipates qualifying under Section 423 of the Internal Revenue Code of 1986, as an "employee stock purchase plan." Under the 2000 plan, options may be granted to our key employees, officers, directors or consultants.

     The purchase price of the common stock subject to each Incentive Stock Option shall not be less than the fair market value (as determined in the 2000
Plan), or in the case of the grant of an Incentive Stock Option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted. The purchase price of the common stock subject to each Non-Incentive Stock Option shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such shares of common stock at the time such option is granted.

     The 2000 plan shall terminate 10 years from the earlier of the date of its adoption by the Board of Directors or the date on which the 2000 plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon, and no option shall be granted after termination of the 2000 plan. Subject to certain restrictions, the 2000 plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the June 1, 2000, as adjusted to reflect the conversion of the series A and series B preferred stock, by (i) each person who, to our knowledge, beneficially owns more than 5% of the our common stock; (ii) each of our directors; and (iii) all of our executive officers and directors as a group:

                                                                Amount of
                                                              Beneficial          Percentage
                                                              Ownership(1)(2)     of Beneficial
                                                                                   Ownership
Name and Address of
Beneficial Owner

Larry Mayle                                                  2,757,707(3)             25.7%
c/o eNexi Inc.
20 Corporate Park, Suite 110
Irvine, CA  92606

Dr. Roger LeRoy Miller                                       1,880,571                17.5%
c/o eNexi Inc.
20 Corporate Park, Suite 110
Irvine, CA  92606

Michael Ames                                                    12,036                  *
c/o eNexi Inc.
20 Corporate Park, Suite 110
Irvine, CA  92606

Haywood Securities, Inc.                                     1,000,000(4)              9.3%
400 Burrad Street
Vancouver, BC
Canada V6C 3A6

Millworth Investments, Inc.                                    880,000                 8.2%
4960 South Virginia Street
Suite 300
Reno, NV  89502


All Directors and Executive Officers as a                    4,650,314                43.3%
Group (3 persons)
----------------------
o        Less than 1%.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Based upon 10,732,864 shares of common stock outstanding as of June 1, 2000, assuming no other changes in the beneficial ownership of the our securities except the conversion of series A and series B preferred stock and the issuance of 1,000,000 shares of common stock pursuant to the exercise of outstanding warrants.

(3) Includes 24,072 shares owned by Mr. Mayle's wife. Mr. Mayle disclaims beneficial ownership of such shares.

(4)      Issuable upon exercise of presently exercisable options.

         Restrictions Upon Resale


         In addition to any prohibition on transfers or sales under applicable federal or state securities laws, Larry Mayle and Roger Miller have agreed not to sell, transfer, encumber or otherwise dispose of (i) 3,000,000 shares of series A preferred stock; or (ii) the shares of common stock issuable upon the conversion of such shares, during the period commencing on May 19, 2000, and ending on the earlier to occur of (x) the date on which we have at least 500,000 subscribers in our online communities or (y) August 2002.


Voting Arrangements


         In the event that we do not have 500,000 subscribers to our online communities by August 2002, then Messrs. Mayle and Miller shall give a voting proxy with respect to 3,000,000 shares of common stock to Haywood Securities until the earlier to occur of (x) 90 days thereafter; or (y) the date on which we attain 500,000 subscribers to our online communities.


                              CERTAIN TRANSACTIONS


There were no transactions between the Company and officers or directors of more than $60,000.


                            DESCRIPTION OF SECURITIES

         Our authorized capital consists of 50,000,000 shares of Common Stock, par value $0.001 per share, 15,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued in one or more series at the discretion of the Board of Directors. As of June 1, 2000, 9,732,864 shares of common stock were issued and outstanding, assuming the conversion of 6,000,000 shares of series A preferred stock and 2,009,864 shares of series B preferred stock.

Common Stock

         Holders of shares of common stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority stockholders would not be able to elect any members to the Board of Directors. Our Board of Directors has authority, without the action by the our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of our present stockholders and which may dilute the book value of the shares of common stock.

         Our stockholders have no pre-emptive rights to acquire additional shares of common stock. The shares are not subject to redemption and carry no subscription or conversion rights. In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable.

         Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our shares of common stock and there can be no assurance that it will pay dividends in the foreseeable future.

Preferred Stock

         Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any shares of preferred stock, if and when issued, may carry rights superior to those of the shares of common stock. We previously issued authorized and issued 6,000,000 shares of series A preferred stock and authorized 3,000,000 shares of series B preferred stock, of which 2,009,864 were issued. Upon the effectiveness of the reverse stock split, all of the outstanding shares of series A and series B preferred stock will be converted into 8,009,864 shares of common stock. The shares of preferred stock so converted shall no longer be available for issuance.

         Series B Preferred Stock

         The Board of Directors authorized the designation of a series of preferred stock as series B convertible preferred stock, and authorized the issuance of up to 3,000,000 shares of series B preferred stock with such rights and preferences as are described in the following summary.

         The  series  B  preferred   stock  has  no   liquidation   preferences.
Accordingly, if we liquidate or dissolve, after payment to all creditors, holders of the series B preferred stock shall share ratably (on an as-converted basis) with holders of the common stock in any distribution to be made. Except as otherwise set forth below, the holders of the series B preferred stock have rights equal to those of holders of common stock to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Each share of series B preferred stock automatically converts into 25 shares of common stock following the reverse stock split. Each share of series B preferred stock shall have the right to that number of votes equal to the number of shares of common stock issuable upon conversion of such share.

Certain Anti-takeover Devices

                  We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested
Stockholder,  or any  other  transaction  that  would  increase  the  Interested
Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

Transfer Agent and Registrar

                  Interwest Transfer Company has been appointed as the transfer agent and registrar for our common stock. Its telephone number is (801) 272-9294.

                         SHARES ELIGIBLE FOR FUTURE SALE


         As of June 1, 2000, we had 9,732,864 shares of common stock outstanding (including shares issuable upon conversion of outstanding shares of series A and series B preferred stock). All of the 5,170,449 shares of common stock sold in this offering will be freely transferable by persons other than our "affiliates" (as that term is defined under the Securities Act of 1933).


                  Less than 10% of the outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 and may not be sold in the absence of a registration under the Securities Act of 1933 unless an exemption from registration is available, including the exemption contained in Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for a period of at least one year, including an "affiliate" as that term is defined in Rule 144, is entitled to sell, within any three-month period a number of "restricted" shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitation described above.

                              SELLING STOCKHOLDERS

         The following table gives information on the selling stockholders based on the number of outstanding shares of common stock as of June 1, 2000. The number of shares to be beneficially owned following completion of the offering is based on the assumption that the stockholder will sell all of the shares that may be offered for the stockholder's account in this offering, and that the stockholder will not purchase or sell any other shares. Stockholders are not required to sell the shares that may be offered in this offering. Under Securities and Exchange Commission rules, beneficial ownership includes all shares of common stock issuable within 60 days after the date of this prospectus upon exercise of outstanding options, warrants, convertible securities or other rights.

                      Name                                  No. of              Percent of                No. of        No. of
                                                            Shares              Outstanding               Shares     Shares Owned
                                                         Beneficially             Shares                 Offered      After Sale
                                                            Owned             Represented by
                                                                                   Total

     Seawolf LTD                                       114,627                           1.2%            114,627            0
     Clyde Perlee                                       57,313                              *             57,313            0
     Woodside Financial Services                       114,627                           1.2%            114,627            0
     John S. Morton                                     28,656                              *             28,656            0
     Larry Sisson                                       57,313                              *             57,313            0
     Stephen Clarke                                     28,656                              *             28,656            0
     David Lyall                                        57,313                              *             57,313            0
     JIBE Holdings, Inc.                                28,656                              *             28,656            0
     ScouterHoldings,1nc.                               57,313                              *             75,313            0
     Clarion Finanz AG                                  57,313                              *             57,313            0
     John Tognetti                                      57,313                              *             57,313            0
     FEI-Brent Investments LTD                          28,656                              *             28,656            0
     Peripatetic Investments LTD                        57,313                              *             57,313            0
     William Hunter                                     14,328                              *             14,328            0
     Steven Clayton                                     28,656                              *             28,656            0
     James Hattori                                      14,328                              *             14,328            0
     Don Simpson                                        28,656                              *             28,656            0

     Glen Pountney                                      28,656                              *             28,656            0
     John Meisenbach                                    28,656                              *             28,656            0
     Richard Grafton                                    28,656                              *             28,656            0
     Greg Boland                                        57,313                              *             57,313            0
     Jeff Brotman                                       28,656                              *             28,656            0
     Laiy Limited                                       28,656                              *             28,656            0
     Michael Goldfarb                                   14,328                              *             14,328            0
     Mark Johnson                                      114,627                           1.2%            114,627            0

     Gary Corbett                                       26,732                              *             26,732            0
     Deans Knight Capital Management                   200,000                           2.0%            200,000            0
     Greg Boland                                        40,000                              *             40,000            0
     Kaimar Investment Corp.                            40,000                              *             40,000            0
     Ken Downie                                         40,000                              *             40,000            0
     Deano 2000 Holdings, Inc.                          40,000                              *             40,000            0
     Glenarriff Investment                              36,000                              *             36,000            0
     Val De Sol Inc.                                    40,000                              *             40,000            0
     Haywood Securities, Inc.                           80,000                              *             80,000            0
     Bodejo Investments Ltd.                            42,000                              *             42,000            0
     Banque Privee Edmond De Rothschild                 40,000                              *             40,000            0
     Grafton Family Trust                               80,000                              *             80,000            0
     C. Channing Buckland                               40,000                              *             40,000            0
     Fei Brent Investments Ltd.                         27,200                              *             27,200            0
     Robert Disbrow                                     40,000                              *             40,000            0
     Marna Disbrow                                      27,200                              *             27,200            0
     Patricia Poutney                                   60,000                              *             60,000            0
     Largo Flight Limited                               60,000                              *             60,000            0
     California Bank & Trust Agent FBO                 100,000                           1.0%            100,000            0
     Johnathon Andron Roth IRA
     Jibe Holdings Ltd.                                 44,000                              *              44,000           0
     Trinity Pacific Investments                        80,000                              *              80,000           0
     Can-oro Consulting                                 40,000                              *              40,000           0
     Winton Capital Holdings Ltd.                      100,000                           1.0%             100,000           0
     Adolf H. Lundin                                    40,000                              *              40,000           0
     Holnik Capital Inc.                                26,732                              *              26,732           0
     United Market Ltd.                                300,000                           3.0%             300,000           0
     Unicor, Inc.                                       80,000                              *              80,000           0
     Larry A. Mayle                                     40,000                              *              40,000           0
     Edelman Value Partners, L.P.                       90,000                              *              90,000           0
     The Wimbledon Edelman Select Opportunities         20,000                              *              20,000           0
     Edelman Value Partners, L.P.                       90,000                              *              90,000           0
     Haywood Securities, Inc.                        1,000,000                           9.1%           1,000,000           0
     KAB Investments, Inc.                              60,000                              *              60,000           0
     Milworth Investments, Inc.                        880,000                           9.0%             880,000           0
     SPH Investments, Inc.                              60,000                              *              60,000           0

    * Less than 1%.

                              PLAN OF DISTRIBUTION

         We are registering this offering of shares on behalf of the selling stockholders. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The selling stockholders will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

         The selling stockholders may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will determine the prices at which they sell their shares in these transactions. The selling stockholders may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

         -        a block trade in which the  broker-dealer attempts to sell the
                  shares as agent but may position and resell a portion   of the
                  block as principal to facilitate the transaction,

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         -        privately negotiated transactions.

         The selling stockholders may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the selling stockholder, the broker-dealer may sell the pledged shares pursuant to this prospectus.

         The selling stockholders may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the selling stockholders would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the selling stockholder. Upon a default by the selling stockholder under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.


         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a selling stockholder in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised put in our transfer agent that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

         The selling stockholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

         The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of Silver King by the selling stockholders. Silver King will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

Legal Matters

         Certain legal matters in connection with this offering will be passed upon for us by Sichenzia, Ross & Friedman LLP, New York, New York.

Experts

                  Our financial statements as of December 31, 1999, and for the year then ended and our balance sheet as of December 31, 1999 have been included herein and in the registration statement in reliance upon the reports of Mendoza, Berger & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange
Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

            We have filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                          INDEX TO FINANCIAL STATEMENTS

                                    CONTENTS

Independent Auditors' Report....................................................................................F-1


Balance Sheet...................................................................................................F-2


Statement of Income and Expense.................................................................................F-3


Statement of Stockholders' Equity...............................................................................F-4


Statement of Cash Flows.........................................................................................F-5


Notes to the Financial Statements...............................................................................F-7



                          Independent Auditors' Report

To the Board of Directors and Stockholders of Silver King Resources, Inc.(d.b.a. eNexi)

We have audited the accompanying balance sheet of Silver King Resources, Inc. (d.b.a. eNexi Inc.) (formerly known as eNexi, Inc.) (a Delaware corporation) as of December 31, 1999, and the related statements of income and expense, stockholders' equity, and cash flows from inception (May 14, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver King Resources, Inc. (d.b.a. eNexi, Inc.) as of December 31, 1999, and the results of its operations and its cash flows for the period from inception through December 31, 1999 in conformity with generally accepted accounting principles.

/s/MENDOZA BERGER & COMPANY, LLP
Mendoza Berger & Company, LLP

Laguna Hills, California
March 16, 2000, except for Notes 1, 10 and 11, as to which the date is June 13, 2000

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                                  BALANCE SHEET
                DECEMBER 31, 1999 AND MARCH 31, 2000 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------

                                     ASSETS

                                                                                                 March 31,2000
                                                                  December 31, 1999               (unaudited)
Current assets:
   Cash and cash equivalents                                     $          1,196,675        $              630,475
   Accounts receivable                                                          1,336                        36,913
   Other current assets                                                        10,267                        28,570
                                                                 ---------------------      ------------------------
Total current assets                                                        1,208,278                       695,958
                                                                 ---------------------      ------------------------
Property and equipment - net (Notes 2 and 3)                                  181,029                       174,185
                                                                 ---------------------      ------------------------
Other assets
Deposits                                                                       52,527                        37,129
                                                                 ---------------------      ------------------------
         Total assets                                            $          1,441,834        $              907,272
                                                                 =====================      ========================


                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                              $             88,994        $              146,060
    Accrued liabilities                                                         7,979                        14,052
         Notes payable (Note 4)                                               394,884                       394,884
    Other current liabilities                                                       -                        10,372
                                                                 ---------------------      ------------------------
        Total Current Liabilities                                             491,857                       565,368
                                                                 ---------------------      ------------------------

Commitments and contingency (Note 6)                                                -                             -

Stockholders' equity: (Note 5)
   Common stock, $.01 par value, 1,200,000
   shares authorized, 1,048,868 and 1,046,868
         (unaudited), shares issued and outstanding
   at December 31, 1999 and March 31, 2000,
         respectively                                                         10,489                        10,469
   Additional paid-in capital                                              2,435,031                     2,415,051
    Accumulated deficit                                                   (1,495,543)                   (2,083,616)
                                                                 ---------------------      ------------------------
        Total Stockhlders' equity                                            949,977                       341,904
                                                                 ---------------------      ------------------------
         Total liabilities and stockholders' equity              $         1,441,834        $              907,272
                                                                 =====================      ========================

    The accompanying notes are an integral part of these financial statements

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                        ( FORMERLY KNOWN AS eNexi, Inc.)
                         STATEMENT OF INCOME AND EXPENSE
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                                    From inception            Three months ended
                                                                        through                 March 31,2000
                                                                   December 31, 1999             (unaudited)

Net revenues                                                     $             27,192      $               96,372
                                                                 ---------------------      ------------------------
Operating costs and expense:
  Cost of recurring revenues                                                   98,626                      48,367
  Sales and marketing                                                         310,480                     242,913
  General and administrative                                                1,098,927                     388,158
  Depreciation                                                                 22,846                      10,238
                                                                 ---------------------      ------------------------
        Total operating costs and expenses                                  1,530,879                     689,676
                                                                 ---------------------      ------------------------
Loss from operations                                                       (1,503,687)                   (593,304)

Other income (expense)
  Interest expense                                                             (9,141)                     (6,073)
  Interest income                                                              17,285                      12,982
  Other expense                                                                     -                      (1,678)
                                                                 ---------------------      ------------------------
  Loss before provision for income taxes                                   (1,495,543)                   (588,073)
                                                                 ---------------------      ------------------------
  Provision for income taxes (Note 7)                                               -                            -
                                                                 ---------------------      ------------------------
         Net loss                                                $         (1,495,543)     $             (588,073)
                                                                 ======================    =========================

Weighted average shares outstanding                                           529,460                   1,048,868
                                                                 ======================    =========================


                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                        STATEMENT OF STOCKHOLDERS' EQUITY
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                 Common Stock

                                                                             Additional           Retained                Total
                                         Number of         $0.01 Par           Paid-in            Earnings            Stockholders'
                                           Shares            Value             Capital            (Deficit)               Equity


Balance, May 14, 1999                              -    $        -         $        -         $        -           $        -

Issuance of stock for cash                    10,052                101           100,419                    -              100,520

Stock dividend (Note 5)                      834,316              8,343           (8,343)                    -              -

Conversion of debt to equity
(Note 5)                                           -                  -           300,000                    -              300,000

Issuance of stock for cash                   204,500              2,045         2,042,955                    -            2,045,000

Net loss                                           -                  -                 -          (1,495,543)           (1,495,543)
                                        -------------    --------------     -------------      ----------------    -----------------
Balance, December 31, 1999                 1,048,868            10,489         2,435,031           (1,495,543)              949,977

Purchase of stock for cash
(Note 5) (unaudited)                         (2,000)               (20)          (19,980)                    -              (20,000)
Net loss (unaudited)                               -                  -                 -            (588,073)             (588,073)
                                        -------------    --------------     -------------      ----------------    -----------------

Balance, March 31, 2000
(unaudited)                                1,046,868     $      10,469      $  2,415,051       $   (2,083,616)      $       341,904
                                        =============    ===============    ==============     ================     ================

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                             STATEMENT OF CASH FLOWS
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                                      From inception            Three months ended
                                                                          through                 March 31,2000
                                                                     December 31, 1999             (unaudited)
Cash flows provided by operating activities:
   Net loss                                                        $         (1,495,543)       $          (588,073)
                                                                   ---------------------       --------------------
Adjustment to reconcile net loss to net cash used by
operations:
Depreciation                                                                      22,846                     10,238
Changes in assets and liabilities:
Accounts receivable                                                               (1,336)                   (35,577)
Other current assets                                                             (10,267)                   (18,303)
    Other assets                                                                       -                     15,400
Deposits                                                                         (52,527)                          -
Accounts payable                                                                  88,994                     57,064
    Accrued liabilities                                                            7,979                      6,073
    Other current liabilities                                                          -                     10,372
                                                                   ---------------------       --------------------
             Total adjustments                                                    55,689                     45,267
                                                                   ---------------------       --------------------
             Net cash used by operations                                      (1,439,854)                  (542,806)


Cash flows used by investing activities:
   Purchase of property and equipment (net)                                    (203,875)                    (3,394)
                                                                   ---------------------       --------------------
             Net cash used by investing activities                             (203,875)                    (3,394)

Cash flows provided by financing activities:
   Proceeds from notes payable                                                   394,884                          -
   Issuance (purchase) of common stock                                         2,445,520                   (20,000)
                                                                   ---------------------       --------------------
             Net cash provided (used) by financing
                      Activities                                               2,840,404                   (20,000)
                                                                  ---------------------       --------------------
             Net increase (decrease) in cash and cash
                      Equivalents                                              1,196,675                  (566,200)

Cash and cash equivalents, beginning of period                                         -                  1,196,675
                                                                   ---------------------       --------------------
Cash and cash equivalents, end of period                           $          1,196,675        $           630,475
                                                                   ======================      ====================

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                             STATEMENT OF CASH FLOWS
           FROM INCEPTION (MAY 14, 1999) THROUGH DECEMBER 31, 1999 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



Supplemental disclosures of cash flow information

                                                                                               From Inception       Three Months
                                                                                                   through             ended
                                                                                             December 31, 1999     March 31, 2000
                                                                                                                    (unaudited)
   Cash paid during the year for:
        Interest expense                                                                     $          1,678      $    -
                                                                                             ==================    =================

Supplemental schedule of non cash financing activities:
   Stock dividend                                                                            $          8,343      $    -
                                                                                             ==================    =================
   Conversion of long-term debt to common stock                                              $        300,000      $    -
                                                                                             ==================    =================

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


1.       NATURE OF BUSINESS AND ORGANIZATION

         Silver King Resources, Inc. (d.b.a. eNexi, Inc.) (the Company) (formerly known as eNexi, Inc.) was incorporated in Delaware in May 1999. It is an intermediary for online advertising and marketing and provides free e-mail accounts through its Web-based e-mail system, www.dollars4mail.com. The advertisers pay the Company which in turn, shares its advertising revenue with its dollars4mail subscribers, who receive cash compensation for referrals to the dollars4mail system and for visits they and their referrals make to the websites of advertisers on the system. In addition, through its VirtuallyFreeInternet.com division, the Company provides analog Internet access to its subscribers for a monthly fee. Subscribers to VirtuallyFreeInternet.com can earn cash compensation for referrals to the Internet access service.

         As disclosed in Note 11, the Company consummated a merger on May 19, 2000, which was accounted for as a reverse acquisition, and a recapitalization of the Company. The Company plans to initiate a one-for-25 reverse common stock split after the merger. All references to shares are at pre-split quantities. The Company will legally take on the name, Silver King Resources, Inc. but will operate as eNexi.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenue Recognition

         Revenues consist of monthly fees charged to members for Internet access and are recognized as services are provided. The Company offers a 30 day fee trial period to use its Internet services and recognizes the monthly revenues once the 30-day period has expired. Additionally, advertising revenues are received for advertising space purchased on the Company's website and recognized as services are provided.

         Cash Equivalents

         Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash within ninety (90) days of purchase.

         Accounts Receivable

         The Company bills customers' credit cards for Internet service in advance and funds not received are included in accounts receivable. No material amounts of accounts receivable were outstanding at December 31, 1999.

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

         Property and Equipment

         Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is generally five years. The Company has no equipment under capital leases and has no leasehold improvements.

         Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits in excess of $100,000. The Company places its cash deposits with high-credit quality financial institutions. At times, balances in the Company's cash accounts may exceed the Federal Deposit Insurance Corporation's (FDIC) limit of $100,000. The Company's cash investment policies limit investments to short-term, investment grade investments.

         The Company is heavily dependent upon a number of other third parties for credit card processing, dial-up connectivity, and for the hosting of its system infrastructure and database servers. If the services of any of these third parties is interrupted, it could have a material adverse impact on the Company's operations.

         Advertising

         The cost of advertising is expensed as incurred. The Company incurred advertising expense of $277,000 and $186,000 (unaudited) for the periods ended December 31, 1999 and March 31, 2000, respectively.

         Income Taxes

         The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. A valuation allowance has been provided for deferred tax assets when it is more likely than not that all or some portion of the deferred tax asset will not be realized. The Company has established a full valuation allowance on the aforementioned deferred tax assets due to the uncertainty of realization.

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

         Interim Financial Information

         The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's financial position, the results of their operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2000, are not necessarily indicative of results for the entire fiscal year ending December 31, 2000.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

         Fair Value of Financial Instruments

         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principals. For certain of the Company's financial instruments, including cash, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered the Company for debt of similar maturities are substantially the same.

         Net Loss Per Share

         Net loss per share is calculated based on the weighted average number of common shares outstanding. Warrants outstanding have not been included in the net loss per share calculation since their effect would be antidilutive.

         Reclassification

         Certain reclassifications have been made to previously reported amounts to conform to the current - period presentation.

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at:


                                                                                                    March 31,2000
                                                                           December 31, 1999         (unaudited)

            Equipment                                                     $          203,875      $       206,521
            Less: accumulated depreciation                                           (22,846)              (32,336)
                                                                          --------------------    ------------------

                                                                          $          181,029      $       174,185
                                                                          ====================    ==================

         Depreciation expense for the period ended December 31, 1999 and March 31, 2000 was $22,846 and $10,238 (unaudited), respectively.

4.       NOTES PAYABLE

         The following is a summary of notes payable at:

                                                                                                    March 31,2000
                                                                          December 31, 1999          (unaudited)

         6% note payable, due upon demand to Rally
            Automotive Group. Larry A Mayle, President of Rally
         Automotive Group is also Co-chairman
            and Chief Executive Officer of eNexi Inc.                     $           220,431     $        220,431

         6% note payable, due upon demand to Unicor, Inc. Dr. Roger
         L. Miller, President of Unicor, Inc. is
            also Co-chairman and President of eNexi Inc.                              128,000              128,000

         6% note payable, due upon demand to Larry A. Mayle,
         Co-chairman and Chief Executive
            Officer of eNexi, Inc.                                                     18,839               18,839

         6% note payable due upon demand to Dr. Roger L. Miller,
         Co-chairman and President of eNexi, Inc.                                      27,614               27,614
                                                                          --------------------    ------------------

                                                                          $           394,884     $        394,884
                                                                          ====================    ==================

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


5.       CAPITAL STOCK

         Stock Dividend

         On September 1, 1999, the Company distributed 834,316 shares of common stock in connection with a 8400% stock dividend. As a result of the stock dividend, common stock was increased and additional paid in capital was decreased by $8,343, respectively. All references in the accompanying financial statements to the number of common shares and per-share amounts have been restated to reflect the stock dividend.

         Conversion of Debt to Equity

         On September 1, 1999, the Company converted a $180,000 and a $120,000 promissory note due to the Chairman/CEO and President, respectively, into capital. This was done as part of the original capitalization of the Company and no additional shares were issued in conjunction with this transaction.

         Warrants

         In December, 1999, the Company agreed to issue 1,000.3 warrants, for every 1,000 shares of any type of stock issued. The warrants enable the holders to purchase one share of the Company's common stock and are exercisable within five years at a strike price equal to the stock's market value at the time any additional shares are issued. The warrants were canceled as of the date of the merger (Note 11).

         Retirement of Stock (unaudited)

         On March 29, 2000, the Company purchased 2,000 shares of common stock from two stockholders for the purchase price of $10 per share. The shares were immediately retired.

6.       COMMITMENTS AND CONTINGENCY

         Operating Leases and Agreements

         The Company leases office and storage space under non-cancelable operating leases which expire June and August, 2000, respectively and requires monthly lease payments totaling $13,868. The amount of rent expense recorded for the periods ended December 31, 1999 and March 31, 2000, totaled $75,456 and $41,604 (unaudited), respectively.

         The Company leases computer and office furniture under operating leases which expire through August 2001 and require monthly lease payments totaling $11,499. The amount of rent expense recorded for the periods ended December 31, 1999 and March 31, 2000, totaled $63,612 and $36,596 (unaudited), respectively.

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


6.       COMMITMENTS AND CONTINGENCY (Continued)
         ---------------------------

         Operating Leases and Agreements (Continued)
         --------------------------------

         The Company has entered into an agreement with Apex Global Internet Services (AGIS) to provide Internet ports. The term of the agreement is 12 months starting June 7, 1999 and requires a monthly payment of $1,620, which will be increased as more ports are provided. The amount of expense recorded for the periods ended December 31, 1999 and March 31, 2000, was $108,700 and $7,500 (unaudited), respectively. See related contingency note below.

         The Company has entered into two agreements to provide Internet ports which expire March and August, 2002, respectively and require monthly payments totaling $22,600, which will be increased as more ports are provided. The amount of expense recorded for the periods ended December 31, 1999 and March 31, 2000, totaled $45,315 and $64,445 (unaudited), respectively.

         Future minimum lease and agreement payments are as follows as of December 31, 1999:



           For the year ended                            Furniture and
              December 31,                                 Equipment
                                        Office                                   Services             Total

                  2000               $     105,987     $         121,902      $     287,440      $      515,329
                  2001                           -                63,168            290,640             353,808
                  2002                           -                     -            158,300             158,300
                                     --------------    -------------------    ---------------    ----------------
                                     $     105,987     $         185,070      $     736,380      $    1,027,437
                                     ==============    ===================    ===============    ================

         Employment and Consulting Agreements (unaudited)

         The Company has entered into agreements dated December 1, 1999 with its Co-Chairman and Chief Executive Officer and Co-Chairman and President. The agreements call for monthly payments totaling $25,000 which began once the Company received its second round of outside financing and will continue for periods of one year, thereafter.

         Contingency

         AGIS, one of the vendors used by the Company to provide dial-up ports to its customers, declared bankruptcy by filing for Chapter 11 in February 2000. The Company has added an additional vendor that will cover the potential loss of the ports provided by AGIS.

         Additionally, the Company is in the process of clarifying the terms of its agreement with AGIS

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


6.       COMMITMENTS AND CONTINGENCY (Continued)
         ---------------------------

         Contingency (Continued)
         -----------

         based upon what management believes is contradictory language in the contract. The agreement entered into in June 1999, states that the Company will pay a monthly charge of $81,000 for the deployment of 1,000 ports, totaling $567,000 for the period ended December 31, 1999. The Company asserts that it should be billed only for ports used, which amounts to $1,620 per month. See operating leases and agreements disclosure above. AGIS has not disputed the Company's assertion, however, it has calculated the monthly billing amount at $2,500. The Company has initially made a payment of $108,700, which the Company asserts will be applied against any future resolution. AGIS has been in contact with Company management, attempting to resolve this issue. The Company has not sought the services of outside counsel.

7.       INCOME TAXES

         The Company incurred taxable losses for federal and state purposes for the periods ended December 31, 1999 and March 31, 2000 (unaudited). Accordingly, the Company did not incur any federal income tax expense for those periods other than the minimum required taxes for state purposes.

         Prior to September 7, 1999, the Company was taxed as an S Corporation. All tax benefits arising from operating losses as an S Corporation were passed to the individual shareholders.

         The Company's effective tax benefit on pretax loss differs from the U.S. Federal Statutory tax rate for the periods ended December 31, 1999 and March 31, 2000, (unaudited) as follows:

                                                                                                  March 31,2000
                                                                   December 31, 1999               (unaudited)

                 Federal statutory tax (benefit)                               (34.00%)                    (34.00%)
                 State tax (benefit)                                            (8.84%)                     (8.84%)
                                                                 -----------------------      ----------------------

                                                                               (42.84%)                    (42.84%)
                                                                 =======================      ======================

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                        (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


7.       INCOME TAXES (Continued)
         ------------

         Significant components of the Company's deferred tax asset at December 31, 1999 and March 31, 2000, (unaudited) are as follows:

                                                                                                  March 31,2000
                                                                   December 31, 1999               (unaudited)

                 Net operating loss carryforwards                $  307,000                   $   542,000
                                                                 -----------------------      ----------------------
                     Gross deferred tax assets                      307,000                       542,000

                 Valuation allowance                               (307,000)                     (542,000)
                                                                 -----------------------      ----------------------
                       Net deferred tax assets                   $       -                    $        -
                                                                 =======================      ======================

         At December 31, 1999 and March 31, 2000, (unaudited) the Company had net operating loss carryforwards of approximately $772,000 and $1,240,000, respectively related to federal and state income taxes which can be used to offset future federal and state taxable income from operations. These carryforwards will begin to expire in 2007 and substantially all will expire in 2019.

         As a result of the merger on May 19, 2000, (Note 11), the Company will have combined net operating loss carryforwards of approximately $1,840,000 related to federal and state income taxes which can be used to offset future federal and state taxable income from operations. The carryforwards will begin to expire in 2007, and substantially all will expire in 2019. Additionally, at March 31, 2000, the Company had net loss carryforwards of approximately $120,000 for Mexican income tax purposes, which if not used will expire in 2009.

         Under the Tax Reform Act of 1986, the benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three year period. The impact of any limitations that may be imposed for future issuances of equity securities, including issuances with respect to acquisitions, have not been determined.

8.       PROFIT SHARING PLAN

         The Company has a profit sharing plan that covers all non-shareholder employees. Contributions to the plan are at the discretion of management. Management did not make a contribution to the plan for the period ended December 31, 1999. The plan was canceled as of the date of the merger (Note 11).

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


9.       EMPLOYEE STOCK OPTION PLAN (unaudited)

         As of January 1, 2000, the Company adopted a stock option plan under which 37,500,000 shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, and any other key employees of the Company. The options may be exercised at not less than 85% of the fair market value of the shares on the date of grant. The options expire after 10 years from the date of grant and 5 years from the date of grant for a ten percent shareholder, as defined. The options are exercisable immediately, when granted and are subject to restrictions on transfer, repurchase and right of first refusal.

         Information with respect to the stock options is summarized below:



Outstanding at January 1, 2000 .............................................   --
Granted ....................................................................   --
Exercised ..................................................................   --
Expired ....................................................................   --
                                                                             -----

Outstanding at March 31, 2000 ..............................................   --
                                                                             =====

         The  Company  applies  APB  Opinion 25 and  related  interpretation  in
         accounting  for  stock   options.   The  Company  did  not  record  any
         compensation expense for the three months ended March 31, 2000.

10.      SEGMENT AND GEOGRAPHIC INFORMATION

         The Company has adopted SFAS No. 131, "Disclosures About Segments Of An Enterprise And Related Information", in the period ended December 31, 1999. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance.

         The Company is an Internet service provider (ISP) and intermediary for online advertising and marketing. Services are provided through free e-mail accounts in a Web-based e-mail system, www.dollars4mail.com and through the VirtuallyFreeInternet.com division, which provides analog Internet access to subscribers for a monthly fee. In measuring performance and allocating assets, the chief operating decision maker reviews each segment by type of service provided.

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


10.      SEGMENT AND GEOGRAPHIC INFORMATION (Continued)
         ----------------------------------

          For the three months ended
                March 31, 2000
                  (unaudited)                    VirtuallyFreeInternet           Dollars4mail              Total
          ---------------------------------------------------------------------------------------------------------
             Net revenues               $                    60,285    $              36,087   $            96,372

             Net loss                   $                  (456,953)   $            (122,120)  $          (588,073)

          For the year ended December
                   31, 1999
          ---------------------------------------------------------------------------------------------------------
             Net revenues               $                    27,192    $                   -   $             27,192

             Net loss                   $                (1,495,543)   $                       $        (1,495,543)

11.      SUBSEQUENT EVENTS

         Merger and Private Placement (unaudited)

         On May 19, 2000, the board of directors and stockholders of Silver King Resources, Inc., a Delaware corporation ("Silver King"), approved and adopted the Agreement and Plan of Merger, dated as of March 21, 2000, (the "Agreement"), by and among Silver King and Silver King Acquisition, Inc. ("Acquisition Corp"), a wholly-owned subsidiary formed for the purpose of the merger. Pursuant to the Agreement, Silver King issued 6,000,000 shares of its Series A Convertible Preferred Stock, par value $.0001 per share, convertible into 150,000,000 shares of Silver King's common stock, par value $.0001 per share to the stockholders of eNexi, Inc., in exchange for 100% of the outstanding capital stock of eNexi, Inc. Simultaneously, Silver King issued 2,009,864 shares at $2.50 per share of Series B Convertible Preferred Stock, convertible to 50,246,600 shares of common stock.

         In addition Silver King assumed existing common stock purchase warrants from eNexi, Inc. which will be exchanged for 25,000,000 shares of common stock of Silver King at an exercise price of $.10 per share.

         Since the former shareholders of eNexi, Inc. acquired control of the Silver King through Acquisition Corp. upon the merger closing, the merger was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, eNexi, Inc. was considered the accounting aquiror and the related business combination was considered a recapitalization of eNexi, Inc., rather than an acquisition by Silver King. Silver King plans to recapitalize its common stock shortly

                          SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


11.      SUBSEQUENT EVENTS  (Continued)
         ------------------

         Merger and Private Placement (unaudited) (Continued)
         ----------------------------------------

         following the merger, which will take the form of a one-for-25 reverse split. The historical financial statements prior to May 19, 2000, will be those of eNexi, Inc. but the name of the corporation going forward will be Silver King Resources, Inc.

         The following Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects adjustments to Silver King Resources, Inc.'s (d.b.a. eNexi, Inc.) historical balance sheet at March 31, 2000, to give effect to this merger.

         Pro Forma Condensed Consolidated Statements of Income and Expense were not presented for any of the periods required since there were no material expenses associated with the merger that would be reflected in the statement of income and expense.

         The accompanying unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during the periods presented, or which may be reported in the future.

         The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for Silver King Resources, Inc. (d.b.a. eNexi).

                           (left intentionally blank)

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


11.      SUBSEQUENT EVENTS (Continued)
         -----------------

         Merger and Private Placement (unaudited) (Continued)
         ----------------------------------------

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                (MARCH 31, 2000)

                                                              Silver King
                                                               Resources,
                                                                Inc. and           Pro Forma                Pro Forma
                                             eNexi             subsidiary         Adjustments             Consolidated
Assets

   Cash and cash equivalents            $       630,475      $        2,271     $      4,737,180   b      $    5,369,926
   Accounts receivable                           36,913                   -                    -                  36,913
   Other currents assets                         28,570                   -                    -                  28,570
   Deferred offering costs                            -               3,000               (3,000)  b                   -
                                        ----------------     ---------------    -----------------        ----------------
        Total current assets                    695,958               5,271            4,734,180               5,435,409

   Fixed assets-net                             174,175                   -                    -                 174,185
   Deposits                                      37,129                   -                    -                  37,129
                                        ----------------     ---------------    -----------------        ----------------
        Total assets                    $       907,272      $        5,271      $     4,734,180          $    5,646,723
                                        ================     ===============    =================        ================

Liabilities and Stockholders' Equity
   Accounts payable                     $       146,060       $      39,299      $             -          $      185,359
   Accrued liabilities                           14,052                   -                    -                  14,052
   Notes payable                                394,884             107,000                    -                 501,884
   Other current liabilities                     10,372                   -                    -                  10,372
                                        ----------------     ---------------    -----------------        ----------------
        Total current liabilities               565,368             146,299                    -                 711,667

   Preferred Stock                                    -                   -                    -                       -
   Series A preferred stock                           -                   -                  600  a                  600
   Series B preferred stock                           -                   -                  200  b                  200
   Common stock                                  10,469               4,307             (10,469)  a                4,307
   Additional paid-in capital                 2,415,051             714,427            3,870,087  a,b          6,999,565
   Warrants outstanding                               -              14,000                    -                  14,000
   Accumulated deficit                      (2,083,616)           (873,762)              873,762  a           (2,083,616)
                                        ----------------     ---------------    -----------------        ----------------

        Total stockholders' equity             341,904            (141,028)            4,735,180               4,935,056
                                        ----------------     ---------------    -----------------        ----------------
        Total liabilities and equity    $      907,272       $       5,271      $      4,734,18           $    5,646,723
                                        ================     ===============    =================        ================

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


11.      SUBSEQUENT EVENTS (Continued)
         -----------------

         Merger and Private Placement (unaudited) (Continued)
         ----------------------------------------

         Notes the Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2000.

         a) The eliminating entries to account for the reverse acquisition of Silver King
            Resources, Inc. through the merger with its wholly owned subsidiary.

                 --------------------------------------------------------------------- -----------------------------

                 Common stock                                                          $                    10,469
                 Additional paid-in capital                                                                863,893
                 Accumulated deficit                                                                      (873,762)
                 Series A preferred stock                                                                     (600)
                 --------------------------------------------------------------------- -----------------------------

                                                                                       $                       -
                 --------------------------------------------------------------------- =============================

         b) To record the private offering of Series B preferred stock, the proceeds will be used for operations and working capital.

                 --------------------------------------------------------------------- -----------------------------

                 Cash                                                                  $                 4,737,180
                 Additional paid-in capital                                                             (4,733,980)
                 Series B preferred stock                                                                     (200)
                 Deferred offering costs                                                                    (3,000)
                 --------------------------------------------------------------------- -----------------------------

                                                                                       $                       -
                 --------------------------------------------------------------------- =============================
         c)      After the merger, authorized and issued shares will be as follows:

                Preferred Stock, authorized 6,000,000 shares , no shares issued
                Series A Preferred Stock, authorized and issued 6,000,000 shares
                Series B Preferred Stock, authorized 3,000,000 shares, issued 2,009,864 shares
                Common stock, authorized 50,000,000 shares, issued 43,075,000 shares

                           SILVER KING RESOURCES, INC.
                              (d.b.a. eNexi, Inc.)
                         (FORMERLY KNOWN AS eNexi, Inc.)
                          NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND THREE MONTHS ENDED
               MARCH 31, 2000 (The information with respect to the
                 three months ended March 31, 2000 is unaudited)


11.      SUBSEQUENT EVENTS (Continued)
         -----------------

         Merger and Private Placement (unaudited) (Continued)
         ----------------------------------------

         Pro Forma Earnings Per Share (unaudited)

         Unaudited pro forma earnings per share are calculated by dividing net income by the average number of shares outstanding during the period.

                                                                                                  For the three
                                                                                                  months ended
                                                                   For the year ended             March 31,2000
                                                                   December 31, 1999               (unaudited)

                  Pro Forma net loss                              $          (1,495,543)       $           (588,073)
                 ----------------------------------------------- =======================      ======================
                  Pro Forma net loss per share                    $               (.029)       $              (.012)
                 ----------------------------------------------- =======================      ======================

                 Pro Forma weighted average number of shares
                 outstanding                                                51,084,864                   51,084,864
                 ----------------------------------------------- =======================      ======================

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provided that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

            SEC registration fee.......................................................................     $ 4,266
            Printing and engraving.....................................................................       1,000
            Accountant's fees and expenses.............................................................      10,000
            Legal fees.................................................................................      30,000
            Blue sky fees and expenses.................................................................       5,000
            Miscellaneous..............................................................................       1,734

                                    Total..............................................................     $52,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         1. On January 27, 1999, Silver King issued and sold an aggregate of 14,500,000 shares of common stock to 43 purchasers to raise gross proceeds of $14,500. This offering was undertaken by Silver King prior to any significant operations. At that time Silver King was an inactive company with no assets or liabilities. Investors in such offering were, therefore, subject to a number of risks and uncertainties, including the material contingencies. These shares were issued directly by Silver King without payment of any commissions to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         2. On January 27, 1999, Silver King issued and sold an aggregate of 2,000,000 units, each unit consisting of one share of common stock and five year warrants to purchase four shares of common stock at an exercise price of $4.00 per share to raise gross proceeds of $16,000. This offering was undertaken by Silver King prior to any significant operations. At that time Silver King was an inactive company with no assets or liabilities. Investors in such offering were, therefore, subject to a number of risks and uncertainties, including the material contingencies associated with a new venture. These units were issued directly by Silver King without payment of any commissions to two accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         3. On April 14, 1999, Silver King issued and sold an aggregate of 525,000 shares of common stock to raise gross proceeds of $525,000. This offering was undertaken by Silver King prior to any significant operations. At that time there were no assurances that Silver King would become an operating company. Investors in such offering were, therefore, subject to a number of risks and uncertainties. These shares were issued directly by Silver King without payment of any commissions seven accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         4. On April 15, 1999, Silver King issued 50,000 shares of common stock to Founders Equity Group, Inc., as consideration for a $100,000 loan made to Silver King, which was repaid in full on May 25, 1999. These shares were issued directly by Silver King without payment of any commissions to Founders Equity in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         5. On February 3, 2000, Silver King sold an aggregate 25,000,000 units, each unit consisting of one share of common stock and three year warrants to purchase two shares of common stock at an exercise price of $0.01 per share. The purchase price of a unit was $.005 per unit. The units were sold to three accredited investors in a private placement transaction exempt from registration pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. All of the warrants granted in this unit placement were subsequently forfeited.

         6. On May 19, 2000, Silver King completed the sale of an aggregate of 2,009,864 shares of series B convertible preferred stock to 29 accredited investors for gross proceeds of $5,024,660. These shares were issued directly by Silver King without payment of any commissions seven accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         7. On May 19, 2000, the board of directors and stockholders of Silver King, approved and adopted the Agreement and Plan of Merger, dated as of March 21, 2000 (the "Agreement"), by and among Silver King, Silver King Acquisition, Inc. ("Acquisition Corp."), a wholly-owned subsidiary formed for the purpose of the merger, eNexi Inc. ("eNexi") and the principal stockholders of eNexi Inc. Pursuant to the Agreement, Silver King issued 6,000,000 shares of its series A convertible preferred stock to the historic stockholders of eNexi in exchange for 100% of the outstanding capital stock of eNexi, which was acquired by Acquisition Corp. The transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act.

INDEX TO EXHIBITS

Exhibit No.       Exhibit

2.1             Agreement and Plan of Merger, dated as of June 23, 1999, between Silver King Resources   (Delaware), Inc. and Silver
                King Resources, Inc. (1)

2.2             Agreement and Plan of Merger dated as of March 21, 2000, between Silver King Resources, Inc. and eNexi, Inc. (2)

3.1             Certificate of Incorporation, as amended (1)

3.2             Bylaws (1)

3.3             Certificate of Merger between Silver King Resources  (Delaware), Inc. and Silver King  Resources, Inc. (1)

3.4             Certificate of Merger between Silver King Resources  (Delaware), Inc. and eNexi, Inc. (2)

5.1             Opinion of Sichenzia, Ross & Friedman LLP

10.1            Employment Agreement between Silver King Resources, Inc. and Larry Mayle

10.2            Employment Consulting Agreement between Silver King Resources, Inc. and Unicor, Inc.

10.3            2000 Employee Stock Option Plan

10.18           Agreement and Plan of Merger dated March 21, 2000 by  among Silver King Resources, Inc., Silver King Acquisition,
                Inc. eNexi Inc. and the Principal Stockholders of eNexi Inc. (3)

21.1            Subsidiaries of the Registrant

23.1            Consent of Mendoza, Berger & Company

23.2            Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)

-------------------------------------

1.      Incorporated by reference from the Registrant's Form 10-SB, filed on July 8, 1999.

2.      Incorporated by reference to the Registrant's Form 8-K filed on May 24, 2000.

3.      Incorporated by reference to the Registrant's Form 10-KSB for the year ended December 31, 1999.

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

               (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

               (ii)to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on June 15, 2000.

                                                     SILVER KING RESOURCES, INC.

                                                              By:/s/ LARRY MAYLE
                                                                 ---------------
                                                                    Larry Mayle,
                                                         Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

NAME                                     TITLE                                 DATE

/s/ LARRY MAYLE                          Co-Chairman, Chief Executive          June  15, 2000
Larry Mayle                              Officer and Director (principal
                                         executive officer)

/s/ ROGER LEROY MILLER                   Co-Chairman, President and Director   June  15, 2000
Roger LeRoy Miller

/s/ MICHAEL AMES                         Chief Financial Officer (principal    June  15, 2000

Michael Ames                             accounting officer) and Director
